                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported): . . . . . . .  April 25, 1997



                                STAFFMARK, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                     0-20971                  71-0788538
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)



        302 East Millsap Road
        Fayetteville, Arkansas                                72703
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: . . . . . .  (501) 973-6000

Item 2.  Acquisition or Disposition of Assets

         On April 25, 1997, StaffMark, Inc. (the "Company") completed the purchase of substantially all of the assets of Lindenberg & Associates, Inc., a Missouri corporation ("Lindenberg") through the Company's wholly-owned subsidiary, StaffMark Acquisition Corporation Five, a Delaware corporation. Lindenberg provides information technology staffing services and is headquartered in St. Louis, Missouri.

         The assets purchased primarily consist of cash, accounts receivable, general corporate assets, trade marks, trade names, customer contracts and related information, and employee agreements. In addition, the Company assumed certain liabilities of Lindenberg related to the assets. The total consideration paid for the assets was $15.25 million, plus a contingent earnout based upon future performance of Lindenberg. The purchase price was determined as a result of direct negotiations with Lindenberg.


Item 7.  Financial Statements and Exhibits

         (a)   Exhibits. The following exhibits are filed with this Form 8-K:

                 2.1 Asset Purchase Agreement, dated April 24, 1997, among StaffMark, Inc., StaffMark Acquisition Corporation Five, and Lindenberg & Associates, Inc., Earl Lindenberg, and Mark Tiemann/1/

                 99.1     Press Release dated April 28, 1997.

         /1/ The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          STAFFMARK, INC.
                                          (Registrant)

Date: May 9, 1997                         By: /s/ Terry C. Bellora
                                             -------------------------------
                                                  Terry C. Bellora
                                                  Chief Financial Officer

                                 EXHIBIT INDEX


         2.1 Asset Purchase Agreement, dated April 24, 1997, among StaffMark, Inc., StaffMark Acquisition Corporation Five, and Lindenberg & Associates, Inc., Earl Lindenberg, and Mark Tiemann/1/

         99.1    Press Release dated April 28, 1997.

         /1/ The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.





                                       2